EXHIBIT 10.30

                                 ADDENDUM V
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT

                       DATED AS OF FEBRUARY 14, 2001


MANAGER:    ALAMOSA WISCONSIN LIMITED PARTNERSHIP

SERVICE AREA BTAS:

Appleton-Oshkosh # 18,
Eau Claire # 123,
Fond du Lac # 148,
Green Bay # 173,
La Crosse-Winona # 234,
Madison # 272 (Only Columbia, Juneau, Marquette, Sauk Counties and those portions of Dane County where Manager will meet Sprint PCS coverage along Highway 151 and I-90/94 north of Madison), Manitowoc # 276,
Milwaukee # 297 (Only those portions of Dodge County not currently covered by Sprint PCS along Highway 41 and the City of Watertown),
Minneapolis-St. Paul # 298 (Only Barron County and those portions of Polk County not currently covered by Sprint PCS along Highway 8 near the city of St. Croix Falls),
Sheboygan # 417,
Stevens Point-Marshfield-Wisconsin Rapids # 432,
Wausau-Rhinelander # 466.


      This Addendum V (this "ADDENDUM") contains certain additional and supplemental terms and provisions of that certain Sprint PCS Management Agreement entered into as of December 6, 1999 by the same parties as this Addendum as modified from time to time (the "MANAGEMENT AGREEMENT").

      The terms and provisions of the Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement and all prior addenda continue in full force and effect.

      Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

            The Management Agreement is modified as follows:

1. USE OF LOAN PROCEEDS. Sprint PCS is entering into that certain Consent and Agreement with Citicorp USA, Inc., dated as of February 14, 2001 ("CITICORP") (which Consent and Agreement, as amended and modified from time to time, is referred to as the "CONSENT AND AGREEMENT") to enable Manager to obtain a loan (the "LOAN") from Citicorp, its successors, and other lenders who from time to time are parties to the Consent and Agreement (collectively, the "LENDERS"). Manager agrees that notwithstanding the permitted uses of the proceeds of the Loan, it will not use the proceeds from the Loan or any other loan, extension of credit or other obligation to which the Consent and Agreement relates, for any purpose other than to (a) construct and operate the Service Area Network within the Service Area (as may be amended from time to time) as contemplated under the Management Agreement, (b) pay the cash portion of the merger consideration to the Targets (as defined in that certain Commitment Letter dated November 22, 2000, between Citicorp North America, Inc., Salomon Smith Barney, Inc., TD Securities (USA) Inc., Export Development Corporation and Alamosa Holdings, Inc., as amended on January 30, 2001 (the "Commitment Letter")) (c) refinance existing indebtedness under the EDC Facility, the Roberts Facility and the WOW Facility (as those terms are defined in the Commitment Letter), and (d) pay the Transaction Costs (as that term is defined in the Commitment Letter).

2.    CROSS-DEFAULT.  The following Section 17.30 is added:

      17.30 CROSS-DEFAULT. A breach or Event of Termination under any of the Sprint Agreements (as that term is defined in the Consent and Agreement) by Texas Telecommunications, L.P., a Texas limited partnership, Roberts Wireless Communications, L.L.C., a Missouri limited liability company, or Washington Oregon Wireless LLC, a Delaware limited liability company, or their respective successors or assigns (collectively the "OTHER AFFILIATES") also constitutes a breach or Event of Termination, as the case may be, by the Manager of the same provision of the applicable Sprint Agreement to which the Manager is a party, and the Sprint Parties (as that term is defined in the Consent and Agreement) shall have the same rights under the Sprint Agreements and the Consent and Agreement to which the Manager is a party as if the same breach or Event of Termination had occurred under such Sprint Agreement. The Manager has no right to cure any breach or Event of Termination with respect to an Other Affiliate. Such breach or Event of Termination by an Other Affiliate shall not qualify as a force majeure under the Sprint Agreements or the Consent and Agreement.

3.    PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS. The following
Section 17.31 is added:

      17.31 PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS. To induce the Sprint Parties to enter into the Consent and Agreement with Citicorp, Manager absolutely and unconditionally guarantees the prompt and punctual performance and payment of the Obligations (as that term is defined in the Consent and Agreement) of the Other Affiliates and their respective successors or assigns when due and payable pursuant to the terms of the Other Affiliates' Sprint Agreements as they may be amended and modified. Manager agrees that the Sprint Parties shall not be required first to collect from any other guarantor of any such obligation or to proceed against or exhaust any collateral or security for any obligation before requiring Manager to perform or pay the obligation guaranteed under this Section. Any Sprint Party may bring suit against Manager without joining the Other Affiliates or any other guarantor. Manager agrees that notice given by a Sprint Party to any Other Affiliate under such Other Affiliate's Sprint Agreements or the Consent and Agreement constitutes notice to the Manager.

4.     BUSINESS VALUATION. The following subsection 11.7.4(f) is added:

      (f) In the event the Entire Business Value of the Manager is being determined, the entire value of any Operating Asset may be allocated among the Manager and one or more of the Other Affiliates, where appropriate, but the sum of the values attributed to such Operating Asset in determining the Entire Business Value of the Manager and the Other Affiliates shall not exceed the value of such Operating Asset if it were used to calculate only the Manager's Entire Business Value (i.e. "double counting" is prohibited).

5. EXCLUSIVITY OF SERVICE AREA. In Section 2.3 and the Schedule of Definitions, the phrase "wireless mobility communications network" is replaced by the phrase "Wireless Mobility Communications Network".

6. EXPIRATION OF LIMITED REMEDIES PERIOD. Sprint PCS and Manager agree that the limited remedies period provided for in Sections 11.5 and 11.6 will expire on December 6, 2001.

7. REVISED FINANCING PLAN. Exhibit 1.7 attached to this Addendum supersedes and replaces in it entirety Exhibit 1.7 attached to the Management
Agreement.

8.    TRANSFER OF SPRINT PCS NETWORK.

      (a) The following language is added at the beginning of the first sentence of Section 17.15.5:

                  "In conjunction with the sale of the Sprint PCS Network,"

      (b) The phrase "Sprint PCS Network or any of the Licenses," in the first sentence of Section 17.15.5 is replaced in its entirety with the following language:

                  "Sprint PCS Network and any of the Licenses,"

9. REAFFIRMATION OF SPRINT AGREEMENTS. Each of the undersigned reaffirms in their entirety, together with the respective rights and obligations thereunder, the Management Agreement, the Services Agreement and the License Agreements.

10. COUNTERPARTS. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all which when taken together shall constitute but one agreement.


          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



      IN WITNESS WHEREOF, the parties have caused this Addendum V to be executed as of the date first above written.

                              SPRINT SPECTRUM L.P.


                              By: /s/ Thomas E. Mateer
                                  -----------------------------------
                                    Thomas E. Mateer
                                    Vice President - Affiliations


                              WIRELESSCO, L.P.


                              By: /s/ Thomas E. Mateer
                                  ----------------------------------
                                   Thomas E. Mateer
                                   Vice President - Affiliations


                              SPRINT COMMUNICATIONS COMPANY, L.P.


                              By:  /s/ Ed Mattix
                                   ---------------------------------
                                    Ed Mattix,
                                    Senior Vice President - Public Affairs


                              ALAMOSA WISCONSIN LIMITED PARTNERSHIP
                              a Wisconsin limited partnership


                              By:   ALAMOSA WISCONSIN GP, L.L.C.
                                    a Delaware limited liability company,
                                    as the sole general partner


                                    By:  /s/ David Sharbutt
                                         ----------------------------
                                          David E. Sharbutt,
                                          President